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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Immunomedics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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June     , 2017

Dear Fellow Stockholders:

        I am pleased to invite you to our Special Meeting of Stockholders (the "Special Meeting") which will be held on Thursday, June 29, 2017, at 10:00 a.m., local time, at our executive offices located at 300 The American Road, Morris Plains, New Jersey 07950.

        On the pages after this letter, you will find the notice of the Special Meeting, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice. We have also enclosed your proxy card. We have also posted our proxy materials on the website referenced in the notice (www.proxyvote.com).

        Your vote at this meeting is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. If you are a stockholder of record, you may vote over the Internet or by telephone. You will find voting instructions in the notice and proxy statement and on the proxy card. If your shares are held in "street name"—that is, held for your account by a broker or other nominee—you will receive instructions from the holder of record that you must follow for your shares to be voted.

        With many thanks for your ongoing support and continued interest in Immunomedics, I am,

Sincerely yours,
BEHZAD AGHAZADEH Chairman of the Board of Directors

IMMUNOMEDICS, INC.

300 The American Road
Morris Plains, New Jersey 07950

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 29, 2017

Date		Thursday, June 29, 2017.
Time		10:00 a.m., local time.
Place		300 The American Road, Morris Plains, New Jersey 07950.
Proposals	1.

Approve the amendment and restatement of the Company's certificate of incorporation, as amended, to increase the maximum number of authorized shares of the Company's capital stock, all classes, from 165,000,000 shares, consisting of (i) 155,000,000 shares of common stock, $0.01 par value per share ("Common Stock"), and (ii) 10,000,000 shares of preferred stock, $0.01 par value per share ("Preferred Stock"), to 260,000,000 shares, consisting of (x) 250,000,000 shares of Common Stock, and (y)  10,000,000 shares of Preferred Stock;

	2.	Consider any other business as may properly come before the Special Meeting or any postponement or adjournment of the meeting.
Record Date		Only stockholders of record at the close of business on the record date, June 2, 2017, are entitled to receive notice of and to vote at the Special Meeting and any adjournment of the meeting.
Stock Transfer Books

The stock transfer books will remain open between the record date and the date of the Special Meeting. A complete list of stockholders entitled to vote will be available from our Secretary at our executive offices for a period of 10 days before the Special Meeting.

        Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on June 29, 2017. Our Proxy Statement is attached. The Company's Notice of Special Meeting and Proxy Statement are also available at www.proxyvote.com.

        YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY TELEPHONE, BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND MARKING, DATING, SIGNING AND RETURNING THE PROXY CARD.

Registered holders may vote:

        1.     By Internet: go to www.proxyvote.com;

        2.     By toll-free telephone: call 1-800-690-6903; or

        3.     By mail: mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

        Beneficial Stockholders.    If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

On behalf of the Board of Directors,
CHAU CHENG, Secretary

June     , 2017

IMMUNOMEDICS, INC.
300 The American Road
Morris Plains, New Jersey 07950
www.immunomedics.com

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 29, 2017

        This proxy statement contains information about the Special Meeting of Stockholders of Immunomedics, Inc., a Delaware corporation, including any postponements or adjournments of the meeting (the "Special Meeting"). The Special Meeting will be held at our executive offices located at 300 The American Road, Morris Plains, New Jersey 07950, on Thursday, June 29, 2017, at 10:00 a.m., local time. In this proxy statement, we sometimes refer to Immunomedics, Inc., and our consolidated subsidiaries as "Immunomedics," the "Company," "we" or "us."

        We are sending you this proxy statement and related materials in connection with the solicitation of proxies by our Board of Directors.

        Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on June 29, 2017. The Company's Notice of Special Meeting and Proxy Statement are also available at www.proxyvote.com.

        YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY TELEPHONE, BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND MARKING, DATING, SIGNING AND RETURNING THE PROXY CARD.

 VOTING PROCEDURES

WHO CAN VOTE?	Each share of our common stock, par value $0.01 per share ("Common Stock") that you owned as of the close of business on June 2, 2017, the record date for the Special Meeting (the "Record Date"), entitles you to one vote on each matter to be voted upon at the Special Meeting. Each share of our Series A-1 Convertible Preferred Stock, par value $0.01 per share ("Series A-1 Convertible Preferred Stock") that you owned as of the Record Date entitles you to 23 votes on each matter to be voted upon at the Special Meeting.

On the record date, there were        shares of Immunomedics Common Stock issued and        shares of Immunomedics Common Stock outstanding and entitled to vote, and            shares of Series A-1 Convertible Preferred Stock outstanding and entitled to vote. The holders of Common Stock and Series A-1 Convertible Preferred Stock will vote together as a single class. Accordingly, there are an aggregate of        votes entitled to be cast at the Meeting.

HOW DO I VOTE?	If your shares are registered directly in your name, you may vote:

•

Over the Internet or by Telephone. If you are a registered stockholder (that is, if you hold your stock directly and not in street name), you may vote by telephone or over the Internet by following the instructions included in the Notice by accessing the Internet at www.proxyvote.com and following the instructions contained on that website. Stockholders with shares registered directly with us may vote (i) by telephone by dialing 1-800-690-6903 (toll free from the United States, Canada and Puerto Rico) or (ii) by Internet at www.proxyvote.com and following the instructions contained on that website. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on the day before the Special Meeting. You must specify how you want your shares voted or your Internet or telephone vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

•

By Mail. Mark, date, sign, and return the enclosed proxy card to Broadridge. A postage prepaid envelope addressed to Broadridge will be provided with requested printed proxy materials. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•

In Person at the Meeting. If you attend the meeting, you may vote by completing a ballot, which will be available at the meeting or, if you request a printed copy of the proxy materials, you may deliver your completed proxy card in person.

If your shares are held in "street name" (held for your account by a broker or other nominee) you may vote:
• Over the Internet or by Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet or by telephone.
• By Mail. You will receive instructions from your broker or other nominee explaining how to cast your vote.

•

In Person at the Meeting. Contact the broker or other nominee who holds your shares to obtain a broker's proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

HOW CAN I CHANGE MY VOTE?	You may revoke your proxy and change your vote at any time before the meeting. To do this, you must do one of the following:
• Vote over the Internet or by Telephone as instructed above. Only your latest Internet vote is counted.
• Sign and date a new proxy and submit it as instructed above. Only your latest proxy vote is counted.
• Attend the meeting and vote in person. Attending the meeting will not revoke your proxy unless you specifically request it.
WILL MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone or return your proxy, or attend and vote at the Special Meeting. If you have misplaced your proxy, you may obtain another by contacting Broadridge Corporate Issuer Solutions ("Broadridge") via telephone at 1-800-733-1121 or by writing to Broadridge, Attn: IWS 1155 Long Island Ave, Edgewood, NY 11717, or by accessing the Internet website at www.proxyvote.com and following the instructions contained on that website.

If your shares are held in "street name," your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers' unvoted shares on matters that the New York Stock Exchange, or NYSE, determines to be "routine." Proposal 1, the approval of the Amended and Restated Certificate of Incorporation, is currently considered a routine matter. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either: vote your shares on routine matters, or leave your shares unvoted. We therefore strongly encourage you to provide voting instructions to your brokerage firm by submitting your proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them.

IF I DO NOT GIVE INSTRUCTIONS TO MY BANK OR BROKER, WHAT MATTERS DOES MY BANK OR BROKER HAVE AUTHORITY TO VOTE UPON?

Pursuant to NYSE Rule 452 and corresponding Listed Company Manual Section 402.08, discretionary voting by brokers of shares held by their customers in "street name" is prohibited. If you do not give instructions to your bank or broker within ten days of the Special Meeting, it may vote on matters that the NYSE determines to be "routine," but will not be permitted to vote your shares with respect to "non-routine" items. Under the NYSE rules, approval of the Amended and Restated Certificate of Incorporation is a routine matter; therefore, your bank or broker may vote on this proposal if you do not provide instructions within ten days of the Special Meeting.

Broker non-votes occur when a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not considered a routine matter. Broker non-votes will not occur in connection with the Special Meeting, as we are not seeking stockholder approval for any non-routine matter.

We strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have more than one account, which may be at the transfer agent, with stockbrokers or otherwise. Please vote over the Internet, or complete and return all proxies for each account to ensure that all of your shares are voted.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A majority of our outstanding shares of Common Stock and Series A-1 Convertible Preferred Stock (calculated together as a single class and on an as-converted basis (without regard to whether the Company has sufficient authorized but otherwise unissued or unreserved shares of Common Stock to permit such conversion)) as of the record date must be present at the Special Meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the stockholder votes over the Internet or telephone, completes and submits a proxy or is present in person at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. If a quorum is not present, we expect that the meeting will be adjourned until we obtain a quorum.

WHAT VOTE IS REQUIRED TO APPROVE EACH MATTER AND HOW ARE VOTES COUNTED?	Proposal 1—Approval of the Amended and Restated Certificate of Incorporation.

To approve Proposal 1, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics Common Stock and Series A-1 Convertible Preferred Stock outstanding and entitled to vote at the meeting must vote FOR the proposal. Abstentions will have the same effect as a vote against the proposal. As Proposal 1 is a routine matter, broker non-votes will not occur with respect to this proposal

The inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes, will tabulate all votes.
HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?	Our Board of Directors recommends that you vote:
• FOR Proposal 1—approve the amendment and restatement of our Certificate of Incorporation.
ARE THERE OTHER MATTERS TO BE VOTED ON AT THE MEETING?

We do not know of any other matters that may come before the Special Meeting. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

We intend to announce preliminary voting results at the Special Meeting. We will publish final results in a current report on Form 8-K, which will be filed with the Securities and Exchange Commission, or SEC, no later than four business days following the Special Meeting. To request a printed copy of our filings with the SEC, please write to Investor Relations, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950, or e-mail Investor Relations at investor@immunomedics.com. You will also be able to find a copy on the Internet through our website at www.immunomedics.com or through the SEC's electronic data system, called EDGAR, at www.sec.gov. Our website is not part of this proxy statement; references to our website address in this proxy statement are intended to be inactive textual references only.

WHO WILL PAY THE COSTS OF SOLICITING THESE PROXIES?

We will pay the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail and in person, without additional compensation. We have retained Okapi Partners for solicitation and advisory services in connection with the solicitation relating to the 2017 Special Meeting. Okapi Partners has earned fees of $25,000, through the date of this proxy statement, applicable toward the final fee to be mutually agreed upon by us and Okapi Partners and reimbursement of reasonable out-of-pocket expenses for its services in connection with the solicitation. We will pay all costs of the solicitation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

HOW CAN I RECEIVE FUTURE PROXY STATEMENTS AND ANNUAL REPORTS OVER THE INTERNET?

This proxy statement is available on our Internet site at www.immunomedics.com. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving printed copies in the mail. If you are a stockholder of record, you can choose this option when you vote over the Internet and save us the cost of producing and mailing these documents. If you are a stockholder of record and choose to view future proxy statements and annual reports over the Internet, you will receive a proxy in the mail next year with instructions containing the Internet address to access those documents. If your shares are held through a broker or other nominee, you should check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the Internet.

PROPOSAL 1—APPROVAL OF THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

Description of Proposal

        The Company's Certificate of Incorporation, as amended (the "Certificate") currently authorizes the Company to issue up to 165,000,000 shares of stock, all classes, consisting of (i) 155,000,000 shares of Common Stock, and (ii) 10,000,000 shares of Preferred Stock. On May 18, 2017, the Board of Directors approved, subject to stockholder approval, an amendment and restatement of the Company's Certificate to increase the maximum number of shares of the Company's stock authorized to 260,000,000 shares of stock consisting of: (x) 250,000,000 shares of Common Stock, and (y) 10,000,000 shares of Preferred Stock.

        A copy of the proposed Amended and Restated Certificate of Incorporation is attached hereto as Appendix A.

        The purpose of amending and restating the Certificate to increase the authorized share capital of the Company is to (i) provide the Company with sufficient capacity to issue shares of Common Stock in connection with the prior transactions described below, and (ii) ensure that shares will be available, if needed, for issuance in connection with grants of equity awards under our equity incentive plans, possible acquisitions, partnering, financings, potential share purchases under existing licensing agreements, and other corporate purposes. The Board of Directors believes that the availability of the additional shares for such purposes, without delay or the necessity for a special stockholders' meeting, would be beneficial to the Company. No further action or authorization by the Company's stockholders would be necessary prior to the issuance of the additional shares of Common Stock, unless required by applicable law or regulatory agencies or by the rules of any stock market on which the Company's securities may then be listed.

Background of Proposal

Seattle Genetics Transactions

        On February 10, 2017, the Company entered into a Licensing and Development Agreement (the "Licensing Agreement") with Seattle Genetics, Inc., a Delaware corporation ("SGEN"), granting SGEN a worldwide, exclusive license, including the right to sublicense, subject to the terms and conditions of the License Agreement, to develop, manufacture and commercialize sacituzumab govitecan ("IMMU-132"), an antibody-drug conjugate comprising hRS7, SN-38 and the proprietary linker CL-2A, and any second generation antibody-drug conjugates binding to Trop-2 for all human therapeutic uses in all indications (the "Licensing Transaction").

        On February 10, 2017, in connection with the execution of the License Agreement, the Company entered into a Stock Purchase Agreement (the "SPA") with SGEN. Under the SPA, SGEN purchased, and the Company sold, in the aggregate, 3,000,000 shares of Common Stock at a price of $4.90 per share (the "Common Shares"), for aggregate proceeds of $14.7 million. In connection with the sale of the Common Shares, pursuant to the SPA, the Company entered into an agreement (the "Warrant Agreement"), pursuant to which the Company agreed to issue a three-year warrant (the "SGEN Warrants") to purchase an aggregate of 8,655,804 shares of Common Stock at an initial exercise price equal to $4.90 per share of Common Stock. The parties to the Warrant Agreement acknowledged that, as of the date of the Warrant Agreement, the Company did not have sufficient shares of Common Stock reserved in order for the SGEN Warrants to be exercised in full. Therefore, the SGEN Warrants may only be exercised at any time up to an amount equal to the then available shares of Common Stock authorized and reserved for issuance upon the exercise of the SGEN Warrants.

        On May 4, 2017, the Company and SGEN entered into a Termination Agreement (the "Termination Agreement"), pursuant to which the Company and SGEN relinquished their respective rights under the Licensing Agreement. Pursuant to the terms of the Termination Agreement, the Company and SGEN also agreed to amend the terms of the SGEN Warrant to amend the expiration date from February 10, 2020 to the later of (i) December 31, 2017, and (ii) the date that is six (6) months following the date on which a sufficient number of shares of Common Stock are authorized and reserved for issuance to permit the full exercise of the SGEN Warrant.

Private Placement of Equity Securities

        On May 4, 2017, the Company entered into a securities purchase agreement (the "Purchase Agreement") with a select group of institutional purchasers (the "Purchasers"), including venBio Select Advisor LLC ("venBio"), pursuant to which the Company, in a private placement, agreed to issue and sell to the Purchasers one million (1,000,000) shares (the "Preferred Shares") of A-1 Convertible Preferred Stock at a price of $125 per share for gross proceeds to the Company of $125 million, before deducting fees and expenses (the "Financing"). Each Preferred Share will be convertible, subject to the terms of a Certificate of Designation, into 23.10536 shares of Common Stock (or an aggregate of 23,105,360 shares of Common Stock). The effective purchase price per share of Common Stock (assuming conversion) was $5.41. The Financing closed on May 10, 2017.

        The Company currently does not have a sufficient number of authorized and unreserved shares of Common Stock to permit the conversion of the Preferred Shares. Pursuant to the Purchase Agreement, the Company has agreed to use commercially reasonable efforts to seek stockholder approval to amend the Certificate to increase the number of shares of authorized Common Stock by an aggregate number of shares of Common Stock to enable conversion of all of the Preferred Shares into shares of Common Stock, and to continue, as necessary, to seek such stockholder approval until the Company receives the requisite stockholder approval to amend and restate the Certificate.

        The Company expects to use the proceeds from the Financing and the SPA towards working capital and general corporate purposes, including the continued development of its lead product candidate, IMMU-132.

Interests of Certain Persons in Proposal 1

        Behzad Aghazadeh, the current Chairman of the Board of Directors of the Company, is the managing partner of venBio, an investor in the Financing. venBio purchased 184,000 shares of Series A-1 Convertible Preferred Stock in the Financing, and as a result, venBio and Dr. Aghazadeh have a financial interest in the approval of this Proposal 1.

Voting and Support Agreement

        On May 4, 2017, the Company entered into a Voting and Support Agreement with each of Dr. David Goldenberg, a director of the Company and the Company's Chief Scientific Officer and Chief Patent Officer, Cynthia L. Sullivan, the Company's President and Chief Executive Officer, and venBio Select Advisor LLC. Pursuant to the Voting and Support Agreements, Dr. Goldenberg, Ms. Sullivan and venBio Select Advisor LLC have agreed, at every meeting of the stockholders of the Company called, including at every adjournment or postponement of such meetings, to vote or cause to vote all shares of Common Stock owned by them in favor of the amendment and restatement of the Certificate to increase the number of the Company's authorized shares of Common Stock by an aggregate number of shares of Common Stock sufficient to enable conversion of all outstanding shares of the Preferred Shares into shares of Common Stock.

Rights of Holders of Common Stock

        The holders of any of the additional shares of Common Stock issued in the future would have the same rights and privileges as the holders of the Common Stock currently authorized and outstanding.

Those rights do not include preemptive rights with respect to the future issuance of any additional shares.

Outstanding Capital Stock and Shares of Capital Stock Available for Issuance

        One million shares of Preferred Stock were issued and outstanding as of May 25, 2017. Also as of May 25, 110,223,301 shares of Common Stock were issued and 110,188,576 shares were outstanding, an aggregate of 4,816,161 shares of Common Stock were reserved for issuance upon the exercise of outstanding options granted under our existing stock plans, an aggregate of 9,570,167 shares of Common Stock were reserved for issuance upon the exercise of future option grants under such plans, and 807,011 shares of common stock were reserved for issuance upon the exercise of outstanding warrants. As a result, as of May 25, 2017, we have no shares of Common Stock available for issuance. If the proposed amendment and restatement is approved, 95,000,000 additional shares of Common Stock would be authorized but unissued. The Company intends to issue an aggregate of 30,954,153 shares of the newly authorized Common Stock to satisfy its obligations under the Warrant Agreement and the Purchase Agreement, resulting in a total of 64,045,847 shares of Common Stock available for future issuance.

Potential Anti-Takeover Effect and Other Provisions

        The proposal to increase the number of shares of Common Stock that we are authorized to issue could have a potential anti-takeover effect, even though our Board of Directors is not presenting the proposal for that reason and does not presently anticipate using the increased authorized shares for such purpose. The effect of the proposed increase in the authorized number of shares of Common Stock might render more difficult or discourage a merger, tender offer, proxy contest or change in control and the removal of management, which a majority of independent stockholders might otherwise deem favorable. The authority of our Board of Directors to issue Common Stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of the Company, because the issuance of additional shares of Common Stock would dilute the voting power of the Common Stock and Preferred Stock then outstanding. The additional shares of Common Stock could also be issued to purchasers who would support our Board of Directors in opposing a takeover bid that our Board of Directors determines not to be in the best interests of the Company or our stockholders. We are not currently aware of any pending or proposed transaction involving a change in control. While authorization of additional shares may be deemed to have potential anti-takeover effects, this proposal is not prompted by any specific effort or perceived threat of takeover. Our Board of Directors does not currently have any plans to implement additional measures that may have an anti-takeover effect.

        Various provisions of our Certificate, our Amended and Restated Bylaws and of Delaware corporate law may discourage, delay or prevent a change in control or takeover attempt of the Company by a third party that is opposed by our Board of Directors, including the following: (a) authorization of "blank check" preferred stock that could be issued by our Board of Directors to make it more difficult for a third party to acquire, or to discourage a third party from acquiring, a majority of our outstanding voting stock; (b) non-cumulative voting for Directors; (c) control by our Board of Directors of the size of our Board of Directors; and (d) advance notice requirements for proposing matters that can be acted upon by our stockholders at stockholder meetings.

        We also are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation. Generally, an interested stockholder is a person who owns 15% or more of a corporation's voting stock or is an affiliate or associate of the corporation and owned 15% or more of the corporation's voting stock within three years prior to the determination of interested stockholder status. The existence of this provision could prevent a takeover of the Company with respect to transactions not approved in advance by our Board of Directors, including takeover attempts that might result in a premium over the market price of our Common Stock.

Proposed Amendment and Restatement

        The Stockholders are being asked to consider and vote upon a proposed amendment and restatement of the Company's Certificate to increase the maximum number of shares of the Company's stock authorized from 165,000,000 shares of stock, all classes, to 260,000,000 shares of stock consisting of: (i) 250,000,000 shares of Common Stock, and (ii) 10,000,000 shares of Preferred Stock. If the Company receives the affirmative vote of a majority of the Common Stock and Series A-1 Convertible Preferred Stock outstanding and entitled to vote on the matter, the Company intends to issue an aggregate of 30,954,153 shares of Common Stock to satisfy its obligations under the Warrant Agreement and the Purchase Agreement. The Board of Directors believes that the remaining additional authorized but unissued shares of Common Stock would provide the Company with added flexibility in connection with its future financing and stock issuance requirements, including with respect to possible future stock splits, if any.

Vote Required and Board Recommendation

        If a quorum is present, approval of the Amendment and Restatement of our Certificate of Incorporation requires the affirmative vote of a majority of Common Stock outstanding and entitled to vote on the matter and Series A-1 Convertible Preferred Stock outstanding and entitled to vote on the matter. Abstentions will have the same effect as a vote against the proposal. As this proposal is deemed a routine matter, broker non-votes will not occur with respect to this proposal.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION.

OWNERSHIP OF OUR COMMON STOCK

        The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of May 25, 2017 for: (i) each of our executive officers; (ii) each of our directors; (iii) all of our current directors and executive officers as a group; and (iv) each stockholder known by us to own beneficially more than five percent (5%) of our Common Stock and/or Series A-1 Convertible Preferred Stock. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities.

        The SEC deems shares of Common Stock and shares of Series A-1 Convertible Preferred Stock that may be acquired by an individual or group within 60 days of May 25, 2017 pursuant to the exercise of options, warrants or other convertible securities to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such securities are not deemed to be outstanding for the purpose of computing the percentage ownership of any other stockholder shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage ownership is based on 110,188,576 shares of Common Stock outstanding on May 25, 2017 and 1,000,000 shares of Series A-1 Convertible Preferred Stock outstanding on May 25, 2017, in each case as noted below.

	Common Stock
Name of beneficial owner**	Number of shares	Percentage of Common Stock
Dr. Behzad Aghazadeh(1)	10,488,076	9.5%
Scott Canute	—	*
Dr. David M. Goldenberg(2)	6,890,044	6.2%
Peter Barton Hutt	—	*
Dr. Khalid Islam	—	*
Brian A. Markison(3)	207,487	*
Cynthia L. Sullivan(4)	6,984,710	6.3%
Michael R. Garone(5)	10,000	*
All Directors and Executive Officers as a group (8 persons)(6)	7,732,531	6.6%
venBio Select Advisor LLC(7)	10,488,076	9.5%
1700 Owens Street, Suite 595
San Francisco, CA 94158
BlackRock, Inc.(8)	7,410,470	6.76%
55 East 52nd Street
New York, NY 10022

	Series A-1 Convertible Preferred Stock
Name of beneficial owner**	Number of shares***	Percentage of Series A-1 Convertible Preferred Stock
Dr. Behzad Aghazadeh(1)	184,000	18.4%
Scott Canute	—	*
Dr. David M. Goldenberg	—	*
Peter Barton Hutt	—	*
Dr. Khalid Islam	—	*
Brian A. Markison	—	*
Cynthia L. Sullivan	—	*
Michael R. Garone	—	*
All Directors and Executive Officers as a group (8 persons)	184,000	18.4%
Entities Associated with Acuta Capital Partners, LLC(9)	244,000	24.4%
1301 Shoreway Road, Suite 350
Belmont, CA 94002
venBio Select Advisor LLC(7)	184,000	18.4%
1700 Owens Street, Suite 595
San Francisco, CA 94158
Entities Affiliated with OrbiMed Capital LLC(10)	160,000	16%
601 Lexington Avenue, 54th Floor
New York, NY 10022
Growth Equity Opportunities Fund IV, LLC	120,000	12%
1954 Greenspring Drive, Suite 600
Timonium, MD 21093
Foresite Capital Fund III, LP	84,000	8.4%
600 Montgomery Street, Suite 4500
San Francisco, CA 94111
RA Capital Fund, L.P.	52,480	5.24%
20 Park Plaza, Suite 1200
Boston, MA 02113

*
Represents beneficial ownership of less than 1% of our outstanding shares of Series A-1 Convertible Preferred Stock.

**
Except as noted, the address of each of person listed in the above table is c/o Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950. All information in the table is based upon reports filed with the SEC or upon the 2016 Questionnaire for Directors, Officers and Five Percent Stockholders submitted to us in connection with the preparation of this proxy statement.

***
The number of shares of Series A-1 Convertible Preferred Stock included in this table do not vote as a separate class but vote together with the holders of shares of Common Stock (together as a single class and on an as-converted basis (without regard to whether the Company has sufficient authorized but otherwise unissued or unreserved shares of Common Stock to permit such conversion).

(1)
Consists of shares held on behalf of accounts managed by venBio Select Advisor LLC ("venBio") and venBio Select Fund LLC, a Delaware limited liability company, a fund managed by venBio. Dr. Aghazadeh serves as the portfolio manager and controlling person of venBio. Dr. Aghazadeh, venBio and venBio Select Fund LLC expressly disclaim beneficial ownership of the securities reported herein except to the extent of its or his pecuniary interest in such securities.

(2)
Consists of (i) 1,765,119 shares held by Dr. Goldenberg; (ii) 214,129 shares held by Ms. Sullivan, Dr. Goldenberg's wife; (iii) 635,935 shares held jointly by Dr. Goldenberg and Ms. Sullivan; (iv) 1,000,000 shares held by Dr. Goldenberg as beneficial owner of three grantor retained annuity trusts; (v) 1,933,783 shares held by the David M. Goldenberg Millennium Trust; (vi) 34,725 shares held by our majority-owned subsidiary, IBC Pharmaceuticals, Inc., of which Dr. Goldenberg is a director; (vii) 5,500 shares as to which Ms. Sullivan has voting or dispositive power as custodian of her children or as trustee for a trust for their benefit; (viii) 405,698 shares subject to stock options granted to Dr. Goldenberg which are exercisable currently or within 60 days of May 25, 2017; (ix) 610,369 shares subject to stock options granted to Ms. Sullivan which are exercisable currently or within 60 days of May 25, 2017; (x) 35,334 shares as to which Dr. Goldenberg has sole voting power pursuant to an agreement with Hildegard Gruenbaum Katz (his former wife); and (xi) 249,452 shares held by David M. Goldenberg Dynasty Trust. Dr. Goldenberg disclaims beneficial ownership with respect to an aggregate of 3,083,292 shares as listed in items (ii), (v), (vi), (vii), (ix), (x) and (xi) of the previous sentence.

(3)
Consists of 84,178 shares held directly by Mr. Markison, and 123,309 shares subject to stock options exercisable currently or within 60 days of May 25, 2017.

(4)
Consists of (i) 214,129 shares held by Ms. Sullivan; (ii) 1,765,119 shares held by Dr. Goldenberg, Ms. Sullivan's husband; (iii) 635,935 shares held jointly by Dr. Goldenberg and Ms. Sullivan; (iv) 1,000,000 shares held as a trustee of three grantor retained annuity trusts for the benefit of Dr. Goldenberg; (v) 1,933,783 shares held by the David M. Goldenberg Millennium Trust; (vi) 34,725 shares held by IBC Pharmaceuticals, Inc., of which Ms. Sullivan is President; (vii) 5,500 shares to which Ms. Sullivan has voting or dispositive power as custodian of her children or as trustee for a trust for their benefit; (viii) 405,698 shares subject to stock options granted to Dr. Goldenberg which are exercisable currently or within 60 days of May 25, 2017; (ix) 610,369 shares subject to stock options granted to Ms. Sullivan which are exercisable currently or within 60 days of May 25, 2017; (x) 130,000 shares held as trustee of Escalon Foundation; and (xi) 249,452 shares held by David M. Goldenberg Dynasty Trust. Ms. Sullivan disclaims beneficial ownership with respect to an aggregate of 3,590,494 shares as listed in items (ii), (iv), (vi), (vii), (viii), (x) and (xi) of the previous sentence.

(5)
Consists of 10,000 shares subject to stock options exercisable currently or within 60 days of May 25, 2017.

(6)
See footnotes 1-5 above regarding shares subject to stock options exercisable currently or within 60 days of May 25, 2017 and restricted stock units which will vest within 60 days of May 25, 2017.

(7)
This information is based solely on a Form 13D/A report filed by venBio on May 9, 2017. venBio is registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and is engaged in the business of providing investment advisory and management services to investment companies registered under the Investment Company Act of 1940, as amended, as well as to individually managed accounts for institutional and other clients.

(8)
This information is based solely on a Form 13F report by BlackRock Inc. and BlackRock Fund Advisors for the quarter ended March 31, 2017. BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors are the beneficial owners of 2,836,329 shares and 4,574,141 shares, respectively, of the Common Stock outstanding of Immunomedics, Inc. BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors are institutional investment managers subject to Section 13(f) of the Securities Exchange Act of 1934 and the rules promulgated thereunder. BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors are subsidiaries of BlackRock, Inc. However, BlackRock, Inc. does not exercise, and therefore disclaims investment discretion, with respect to any Section 13(f) securities positions over which BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors exercise discretion. Prior to a name change which was effective 12/01/2009, BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors reported for 13F purposes as Barclays Global Investors N.A. and Barclays Global Fund Advisors, respectively.

(9)
The entities associated with Acuta Capital Partners, LLC and their respective ownership of Series A-1 Convertible Preferred Stock is as follows: 2B LLC, 32,000 shares; Acuta Capital Fund, LP, 167,480 shares; Acuta Opportunity Fund, LP, 44, 520 shares.

(10)
The entities associated with OrbiMed Capital LLC and their respective ownership of Series A-1 Convertible Preferred Stock is as follows: OrbiMed Partners Master Fund Limited, 58,640 shares; OrbiMed Partners II, L.P., 54,528 shares; OrbiMed Global Healthcare Master Fund, L.P., 46,832 shares.

 ADDITIONAL INFORMATION

Stockholder Proposals for Fiscal 2017 Annual Meeting

        To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2017, stockholder proposals must be received no later than July 5, 2017, and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion. All stockholder proposals should be sent to the attention of Corporate Secretary, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950.

Householding of Meeting Materials

        We have adopted a procedure approved by the Securities and Exchange Commission called "householding." Under this procedure, stockholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials or provided contrary instructions will receive a single envelope containing the Notice for all stockholders having that address. The Notice for each stockholder will include that stockholder's unique control number needed to vote his or her shares. This procedure will reduce our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your Notice in a separate envelope, or if you are receiving multiple Notices and would like to receive a single copy of such materials in the future, please contact the Investor Relations Department at Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey, 07950, (973) 605-8200 or email Investor Relations at investor@immunomedics.com. We will respond promptly to such requests.

        For those stockholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those stockholders notifies us, in the same manner described above, that they wish to receive a printed copy for each stockholder at that address.

        Beneficial stockholders can request information about householding from their banks, brokers or other holders of record.

On behalf of the Board of Directors,
CHAU CHENG, Secretary

APPENDIX A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
IMMUNOMEDICS, INC.

        Immunomedics, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

          1.     The present name of the Corporation is Immunomedics, Inc.;

          2.     The original Articles of Incorporation of the Corporation (the "Original Certificate") were filed with the Secretary of State of the State of Delaware on July 6, 1982; the Corporation's First Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 5, 2012; and the Corporations Second Amended and Restated Certificate of Incorporation (the "Second Amended and Restated Certificate") was filed with the Secretary of State of the State of Delaware on December 3, 2014;

          3.     This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the board of directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware; and

          4.     This Amended and Restated Certificate of Incorporation amends and restates the Corporation's Second Amended and Restated Certificate in its entirety.

        The Second Amended and Restated Certificate is hereby amended and restated to read in its entirety as follows:

ARTICLE I

        The name of the Corporation is Immunomedics, Inc.

ARTICLE II

        The purposes for which the Corporation is organized are to transact any or all lawful business for which corporations may be incorporated under the General Corporation Law of Delaware, and to exercise any and all powers that corporations may now or hereafter exercise under the General Corporation Law of Delaware, including, without limitation, research and development activities whereby products may be produced for marketing in conjunction with other organizations.

ARTICLE III

        The duration of the Corporation shall be perpetual.

ARTICLE IV

        (a)   The Corporation shall be authorized to issue Two Hundred Sixty Million (260,000,000) shares, consisting of Two Hundred Fifty Million (250,000,000) shares of Common Stock, $.01 par value per share ("Common Stock"), and Ten Million (10,000,000) shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

        (b)   The Preferred Stock shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by the Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series the Board of

Directors is expressly authorized to fix the annual rate or rates for dividends for the particular series, the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative, the redemption price or prices for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or other securities of the Corporation or of any other corporation, with any provisions for the subsequent adjustment of such conversion rights, and to classify or reclassify any unissued Preferred Stock by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

        All the Preferred Stock of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all Preferred Stock shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board of Directors as hereinabove provided.

ARTICLE V

        The stockholders of the Corporation shall have no preemptive right to acquire unissued or treasury shares of the Corporation or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares.

ARTICLE VI

        The business and affairs of the Corporation shall be managed and conducted by a Board of Directors. The number of directors shall be fixed by resolution of the Board of Directors from time to time.

        The Board of Directors of the Corporation may, from time to time, distribute to its stockholders out of capital surplus of the Corporation a portion of its assets in cash or property.

        The Board of Directors of the Corporation, to the extent not prohibited by law, shall have the power to cause the Corporation to repurchase its own shares to the full extent of its unreserved and unrestricted capital surplus, or any other surplus, available therefor.

ARTICLE VII

        The Corporation shall, to the fullest extent permitted by, and in accordance with the provisions of, the General Corporation Law of Delaware, indemnify each director or officer or employee of the Corporation against expenses (including attorneys' fees), judgments, taxes, fines and amounts paid in settlement, incurred by him in connection with, and shall advance expenses (including attorneys' fees) incurred by him in defending, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) to which he is, or is threatened to be made, a party by reason of the fact that he is or was a director or officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise. Advancement of expenses shall be made upon receipt of an undertaking, with such security, if any, as the Board of Directors or stockholders may reasonably require, by or on behalf of the person seeking indemnification to repay amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized herein.

        The indemnification provided for by this Article VII shall not be deemed exclusive of any other rights to which directors or officers or employees of the Corporation may be entitled under any statute, agreement, by-law or action of the Board of Directors or stockholders of the Corporation, or otherwise, and shall continue as to a person who has ceased to be a director or officer or employee of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such a person.

        The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the Corporation would have the power or be obligated to indemnify him against such liability under the provisions of this Article VII need not be limited to the power of indemnification of the Corporation under the provisions of Section 145.

        The Corporation shall indemnify each director, officer or employee of the Corporation who is, or is threatened to be made, a party to any threatened pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including actions by or in the right of the Corporation, by reason of the fact that such director, officer or employee is or was serving at the request of the Corporation as a "fiduciary" (as defined by Section 3(21)(A) of the Employee Retirement Income Security Act of 1974 ("ERISA") with regard to any employee benefit plan adopted by the Corporation, against expenses (including attorneys' fees) , claims, fines, judgments, taxes, causes of action or liability and amounts paid in settlement, actually and reasonably incurred by him in connection with such action or proceeding, unless such expense, claim, fine, judgment, taxes, cause of action, liability or amount arose from his gross negligence, fraud of willful breach of his fiduciary responsibilities under ERISA, except, that with respect to an action by or in the right of the Corporation, indemnification shall be made only against expenses (including attorneys' fees).

        The Corporation shall advance all expenses (including attorneys' fees) incurred by any director, officer or employee in defending any such civil, criminal, administrative or investigative action, suit or proceeding pending the final disposition of such action, suit or proceeding, unless (a) the Board of Directors, by a majority vote of a quorum consisting of directors who were not or are not parties to the action, suit or proceeding concerned, or (b) the stockholders, determined that under the circumstances the person, by his conduct, is not entitled to indemnification because of his gross negligence, fraud or willful breach of his fiduciary responsibilities under ERISA. Advancement of expenses shall be made upon receipt of an undertaking, with such security, if any, as the Board of Directors or stockholders may reasonably require, by or on behalf of the director, officer or employee, to repay such amounts unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized herein.

ARTICLE VIII

        The address of the initial registered office of the Corporation is 100 West Tenth Street, Wilmington, County of New Castle, Delaware 19801 and the name of the initial registered agent at such address is The Corporation Trust Company.

ARTICLE IX

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derives any improper personal benefit. If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall be relieved of liability to the fullest extent permitted by the Delaware General Corporation Law, as amended. Any repeal or modification of this Article IX by the stockholders of the Corporation shall not adversely affect any right of or protection afforded to a director of the Corporation existing at the time of such repeal or modification.

ARTICLE X

        The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the Original Certificate of the Corporation, and which has been duly adopted in accordance with Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware, has been duly executed by its duly authorized President and Chief Executive Officer this            day of [June], 2017.

IMMUNOMEDICS, INC.
By:
Name:
Title:

SPECIAL MEETING OF STOCKHOLDERS OF

IMMUNOMEDICS, INC.

June 29, 2017

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â    Please detach along perforated line and mail in the envelope provided.    â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK
INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.	Proposal to approve the amendment and restatement of our Certificate of Incorporation, as amended.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR Proposal 1.

If you wish to vote in accordance with the Board of Directors' recommendations, just sign below. You need not mark any boxes.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

I/we plan to attend the Special Meeting ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IMMUNOMEDICS, INC.
300 THE AMERICAN ROAD
MORRIS PLAINS, NEW JERSEY 07950
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
JUNE 29, 2017
IMMUNOMEDICS, INC., BOARD OF DIRECTORS SOLICITS THIS PROXY

        The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated June     , 2017, in connection with the Special Meeting of Stockholders to be held at 10:00 a.m., local time, on Thursday, June 29, 2017, at the offices of Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950, and hereby appoints Behzad Aghazadeh and Michael R. Garone, and each of them (with full power to act alone), the proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Immunomedics, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournment or postponement of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the approval of the amendment and restatement of our Certificate of Incorporation, as amended (Proposal 1).

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

IMMUNOMEDICS, INC.

June 29, 2017

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR -

TELEPHONE - Call toll-free 1-800-690-6903 from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

-OR -

INTERNET - Access "www.proxyvote.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

        You may enter your voting instructions at www.proxyvote.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

â    Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone.    â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK
INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.	Proposal to approve the amendment and restatement of our Certificate of Incorporation, as amended.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR Proposal 1.

If you wish to vote in accordance with the Board of Directors' recommendations, just sign below. You need not mark any boxes.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

I/we plan to attend the Special Meeting ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.